[EXHIBIT 5.1 – OPINION AND CONSENT OF ANDREW L. JONES, ESQ. DATED JULY 11, 2001]

Law Office of Andrew L. Jones, P.C.

A Professional Corporation

25 Highland Park Village, Suite 100-708

Dallas, Texas 75205

214.559.3125

www.texasesquire.com

July 11, 2001

Premier Development & Investment, Inc.

504 Beebe Ct.

Frederick, MD 21703

Ladies and Gentlemen:

We have acted as counsel to Premier Development & Investment, Inc., a Nevada corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form SB-2, including exhibits therein (the "Registration Statement") covering up to 6,735,000 shares of the Company’s Common Stock, Class A, $0.001 par value (the "Shares"), up to 3,000,000 Warrants to purchase Shares (the "Warrants"), and up to 1,385,000 Options to purchase Shares (the "Options").

We have examined the originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant and necessary as the basis of the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

Based on the foregoing, we are of the opinion that:

  The Shares, Warrants and Options have been validly authorized and are legally issued, fully paid and non-assessable under the laws of the State of Nevada; and

  Assuming the state of the applicable law as it presently exists, the Shares issuable upon the exercise of the Warrants and/or Options, will be, upon issuance in accordance with the terms of the Warrants and/or Options, legally issued, fully paid and non-assessable under the laws of the State of Nevada.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

Very truly yours,

/s/ Andrew L. Jones

Andrew L. Jones, Esq.